EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of National Beverage Corp. on Form S-8 File No. 0-19447 of our report dated July 31, 1997, on our audit of the consolidated financial statements and financial statement schedules of National Beverage Corp. as of May 3, 1997 and April 27, 1996 and for the three years in the period ended May 3, 1997, which report is included in the Company's Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

Miami, Florida
July 31, 1997





                                                                              77